                         Exhibit 99.1
For Immediate Release
Hudson Global Reports 2024 Fourth Quarter and Full-Year Results
OLD GREENWICH, CT - March 14, 2025 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full year ended December 31, 2024.
2024 Fourth Quarter Summary

•Revenue of $33.6 million decreased 1.1% from the fourth quarter of 2023, or 2.0% in constant currency.

•Adjusted net revenue of $17.6 million increased 6.4% from the fourth quarter of 2023, or 5.7% in constant currency.

•Net loss of $0.6 million, or $0.20 loss per diluted share, versus net income of $0.7 million, or $0.23 income per diluted share, in the fourth quarter of 2023. Adjusted net loss per diluted share (Non-GAAP measure)* decreased to $0.05 from adjusted net income per diluted share of $0.04 in the fourth quarter of 2023.

•Adjusted EBITDA (Non-GAAP measure)* increased to $0.9 million, versus adjusted EBITDA of $0.1 million in the fourth quarter of 2023.

2024 Full-Year Summary

•Revenue of $140.1 million decreased 13.2% from 2023, or 13.2% in constant currency.

•Adjusted net revenue of $70.2 million decreased 12.6% from 2023, or 12.8% in constant currency.

•Net loss of $4.8 million, or $1.59 loss per diluted share, compared to net income of $2.2 million, or $0.70 income per diluted share, in 2023. Adjusted net loss per diluted share (Non-GAAP measure)* of $0.86 decreased from adjusted net income per diluted share of $0.86 in the prior year.

•Adjusted EBITDA (Non-GAAP measure)* was $0.9 million, versus adjusted EBITDA of $5.9 million in 2023.

Jeff Eberwein, Chief Executive Officer at Hudson Global, said, "Our fourth quarter financial results reflect modest improvement over the prior year quarter, with the Americas region delivering the strongest results. Throughout 2024, we contended with a general low level of global hiring activity as well as unusually low attrition at many legacy clients. Although these challenges are largely out of our control, we are well positioned to take advantage of future growth in the market. During the year, we invested in new technologies to best support our clients' recruitment needs and streamline operations, including sourcing, screening, and onboarding procedures. Altogether in 2024, we invested approximately $3.4 million in sales, marketing, and technology above maintenance levels to enhance future growth."

Jake Zabkowicz, Hudson RPO's Global CEO, noted, "Despite the challenging global talent environment, we continued to consistently deliver best-in-class service to a growing number of clients on a global scale. To that end, we are proud to have been named on the HRO Today's Baker's Dozen List for the 16th consecutive year in the list of top enterprise RPO providers, for the 12th consecutive year as a top RPO provider in APAC and for the 8th consecutive year as a top RPO provider in EMEA."

Mr. Zabkowicz continued, "We have been investing significantly to fuel future growth, and have enhanced our go-to-market strategy by expanding our service offering to existing and prospective clients alike. With the recent launch of our Digital Division, and the hiring of Stephanie Edwards as Chief Digital Officer, we are revolutionizing our digital capabilities and enterprise strategies to deliver innovative, efficient, cost-effective, and high-quality talent solutions to our clients worldwide."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the fourth quarter of 2024, Americas revenue of $7.3 million increased 18% and adjusted net revenue of $6.4 million increased 5% compared to the fourth quarter of 2023. EBITDA was $0.5 million in the fourth quarter of 2024 compared to EBITDA of $0.2 million in same period last year. Adjusted EBITDA was $0.4 million for the fourth quarter of 2024 compared to adjusted EBITDA loss of $0.7 million a year ago.

For full year 2024, Americas revenue of $27.9 million decreased 11% and adjusted net revenue of $25.1 million decreased 17% from 2023. EBITDA was $0.3 million for full year 2024 compared to EBITDA loss of $0.7 million in 2023. Adjusted EBITDA was $0.9 million for full year 2024 compared to adjusted EBITDA loss of $0.4 million in 2023.

Asia Pacific

Asia Pacific revenue of $20.0 million decreased 10% and adjusted net revenue of $7.4 million increased 6% in the fourth quarter of 2024 compared to the same period in 2023. EBITDA was $0.5 million in the fourth quarter of 2024 compared to EBITDA of $0.4 million a year ago. Asia Pacific adjusted EBITDA of $0.9 million in the fourth quarter of 2024 was flat versus adjusted EBITDA of $0.9 million in the fourth quarter of 2023.

For full year 2024, Asia Pacific revenue of $86.7 million decreased 16% and adjusted net revenue of $29.4 million decreased 12% compared to 2023. EBITDA for full year 2024 was $0.5 million, compared to EBITDA of $5.9 million in 2023. Adjusted EBITDA for full year 2024 was $2.4 million versus $7.6 million in 2023.

Europe, Middle East, and Africa ("EMEA")

EMEA revenue of $6.3 million increased 7% and adjusted net revenue of $3.8 million increased 5% in the fourth quarter of 2024 compared to the fourth quarter of 2023. EBITDA loss was $0.2 million in the fourth quarter of 2024, compared to EBITDA of $0.6 million in the same period one year ago. Adjusted EBITDA was $0.2 million in the fourth quarter of 2024 compared to $0.6 million a year ago.

For full year 2024, EMEA revenue of $25.5 million decreased 5% and adjusted net revenue of $15.6 million decreased 8% compared to 2023. EBITDA was $0.3 million for full year 2024 compared to $1.6 million in 2023. Adjusted EBITDA was $1.0 million for full year 2024 compared to adjusted EBITDA of $2.4 million in 2023.

Corporate Costs

The Company's corporate costs of $0.6 million for the fourth quarter of 2024 excluded $0.0 million of non-recurring expenses. This compares to corporate costs of $0.7 million in the fourth quarter of 2023, which excluded $0.2 million of non-recurring expenses.

The Company's corporate costs of $3.4 million for the year ended 2024 excluded $0.9 million of non-recurring expenses. This compares to corporate costs of $3.7 million for the year ended 2023, which excluded $0.7 million of non-recurring expenses.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2024 with $17.7 million in cash, including $0.7 million in restricted cash. The Company generated $2.0 million in cash flow from operations in the fourth quarter of 2024 compared to $3.3 million in the fourth quarter of 2023. For the full year, the company used $2.8 million in cash flow from operations compared to generating $0.3 million in cash flow from operations in 2023.

Share Repurchase Program

As a reminder, the Company approved a $5 million common stock share repurchase program, effective August 8, 2023. In 2024, the Company purchased 154,084 shares for $2.5 million under this program and has $2.1 million remaining. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2024, Hudson Global had $240 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, March 14, 2025, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations and deregulation efforts; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$33,600	$33,971	$140,056	$161,338

Operating expenses:
Direct contracting costs and reimbursed expenses	15,996	17,421	69,904	81,071
Salaries and related	13,910	13,653	58,309	62,859
Office and general	2,539	2,924	10,703	10,915
Marketing and promotion	961	849	3,588	3,643
Depreciation and amortization	319	391	1,361	1,467
Total operating expenses	33,725	35,238	143,865	159,955
Operating (loss) income	(125)	(1,267)	(3,809)	1,383
Non-operating income (expense):
Interest income, net	80	88	360	372
Other income (expense), net	297	1,134	(21)	813
Income (loss) before income taxes	252	(45)	(3,470)	2,568
Provision for (benefit from) income taxes	837	(778)	1,300	370
Net (loss) income	$(585)	$733	$(4,770)	$2,198
(Loss) earnings per share:
Basic	$(0.20)	$0.24	$(1.59)	$0.72
Diluted	$(0.20)	$0.23	$(1.59)	$0.70
Weighted-average shares outstanding:
Basic	2,974	3,072	3,000	3,064
Diluted	2,974	3,158	3,000	3,140

HUDSON GLOBAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$17,011	$22,611
Accounts receivable, less allowance for expected credit losses of $391 and $378, respectively	20,093	19,710
Restricted cash, current	476	354
Prepaid and other	2,560	3,172
Total current assets	40,140	45,847
Property and equipment, net of accumulated depreciation of $1,668 and $1,564, respectively	242	421
Operating lease right-of-use assets	1,024	1,431
Goodwill	5,703	5,749
Intangible assets, net of accumulated amortization of $3,897 and $2,771, respectively	2,491	3,628
Deferred tax assets	2,648	3,360
Restricted cash	180	205
Other assets	155	317
Total assets	$52,583	$60,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,789	$868
Accrued salaries, commissions, and benefits	4,306	4,939
Accrued expenses and other current liabilities	4,504	4,635
Operating lease obligations, current	623	768
Total current liabilities	11,222	11,210
Income tax payable	93	87
Operating lease obligations	441	664
Other liabilities	399	443
Total liabilities	12,155	12,404
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 4,033 and 3,896 shares issued; 2,750 and 2,807 shares outstanding, respectively	4	4
Additional paid-in capital	494,209	493,036
Accumulated deficit	(430,017)	(425,247)
Accumulated other comprehensive loss, net of applicable tax	(2,717)	(1,290)
Treasury stock, 1,283 and 1,089 shares, respectively, at cost	(21,051)	(17,949)
Total stockholders’ equity	40,428	48,554
Total liabilities and stockholders' equity	$52,583	$60,958

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$7,350	$19,986	$6,264	$—	$33,600
Adjusted net revenue, from external customers (1)	$6,361	$7,396	$3,847	$—	$17,604
Net loss					$(585)
Provision for income taxes					837
Interest income, net					(80)
Depreciation and amortization					319
EBITDA (loss) (2)	$450	$547	$(161)	$(345)	491
Non-operating expense (income), including corporate administration charges	(100)	131	82	(410)	(297)
Stock-based compensation expense	66	63	39	66	234
Non-recurring severance and professional fees	(19)	183	228	41	433
Adjusted EBITDA (loss) (2)	$397	$924	$188	$(648)	$861

For The Three Months Ended December 31, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$6,246	$22,073	$5,652	$—	$33,971
Adjusted net revenue, from external customers (1)	$6,044	$6,941	$3,565	$—	$16,550
Net income					$733
Benefit from income taxes					(778)
Interest income, net					(88)
Depreciation and amortization					391
EBITDA (loss) (2)	$172	$404	$587	$(905)	258
Non-operating expense (income), including corporate administration charges	(963)	187	(87)	(271)	(1,134)
Stock-based compensation expense	66	85	50	281	482
Non-recurring severance and professional fees	—	264	32	165	461
Adjusted EBITDA (loss) (2)	$(725)	$940	$582	$(730)	$67

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$27,894	$86,704	$25,458	$—	$140,056
Adjusted net revenue, from external customers (1)	$25,144	$29,416	$15,592	$—	$70,152
Net loss					$(4,770)
Provision for income taxes					1,300
Interest income, net					(360)
Depreciation and amortization					1,361
EBITDA (loss) (2)	$339	$482	$298	$(3,588)	(2,469)
Non-operating expense (income), including corporate administration charges	225	733	250	(1,187)	21
Stock-based compensation expense	232	400	183	465	1,280
Non-recurring severance and professional fees	143	797	250	881	2,071
Adjusted EBITDA (loss) (2)	$939	$2,412	$981	$(3,429)	$903

For The Year Ended December 31, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$31,254	$103,857	$26,227	$—	$161,338
Adjusted net revenue, from external customers (1)	$30,141	$33,675	$16,451	$—	$80,267
Net income					$2,198
Provision for income taxes					370
Interest income, net					(372)
Depreciation and amortization					1,467
EBITDA (loss) (2)	$(704)	$5,859	$1,582	$(3,074)	3,663
Non-operating expense (income), including corporate administration charges	(528)	1,181	436	(1,902)	(813)
Stock-based compensation expense	407	232	216	614	1,469
Non-recurring severance and professional fees	105	292	156	658	1,211
Compensation expense related to acquisitions (3)	338	—	—	—	338
Adjusted EBITDA (loss) (2)	$(382)	$7,564	$2,390	$(3,704)	$5,868

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2024	2023
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$7,350	$6,246	$(9)	$6,237
Asia Pacific	19,986	22,073	147	22,220
EMEA	6,264	5,652	179	5,831
Total	$33,600	$33,971	$317	$34,288
Adjusted net revenue (1):
Americas	$6,361	$6,044	$(9)	$6,035
Asia Pacific	7,396	6,941	10	6,951
EMEA	3,847	3,565	109	3,674
Total	$17,604	$16,550	$110	$16,660
SG&A (2):
Americas	$6,075	$6,929	$(23)	$6,906
Asia Pacific	6,655	6,290	14	6,304
EMEA	3,922	3,050	102	3,152
Corporate	758	1,157	1	1,158
Total	$17,410	$17,426	$94	$17,520
Operating (loss) income:
Americas	$78	$(1,137)	$(1)	$(1,138)
Asia Pacific	644	556	(3)	553
EMEA	(86)	492	5	497
Corporate	(761)	(1,178)	—	(1,178)
Total	$(125)	$(1,267)	$1	$(1,266)
EBITDA (loss):
Americas	$450	$172	$(2)	$170
Asia Pacific	547	404	(14)	390
EMEA	(161)	587	6	593
Corporate	(345)	(905)	—	(905)
Total	$491	$258	$(10)	$248

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs, office and general costs, and marketing and promotion costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2024	2023
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$27,894	$31,254	$(26)	$31,228
Asia Pacific	86,704	103,857	(608)	103,249
EMEA	25,458	26,227	659	26,886
Total	$140,056	$161,338	$25	$161,363
Adjusted net revenue (1):
Americas	$25,144	$30,141	$(21)	$30,120
Asia Pacific	29,416	33,675	(226)	33,449
EMEA	15,592	16,451	415	16,866
Total	$70,152	$80,267	$168	$80,435
SG&A (2):
Americas	$24,786	$31,699	$(79)	$31,620
Asia Pacific	27,974	26,427	(205)	26,222
EMEA	15,063	14,350	372	14,722
Corporate	4,777	4,941	—	4,941
Total	$72,600	$77,417	$88	$77,505
Operating (loss) income:
Americas	$(598)	$(2,514)	$(4)	$(2,518)
Asia Pacific	1,055	6,894	(18)	6,876
EMEA	521	1,988	41	2,029
Corporate	(4,787)	(4,985)	—	(4,985)
Total	$(3,809)	$1,383	$19	$1,402
EBITDA (loss):
Americas	$339	$(704)	$(7)	$(711)
Asia Pacific	482	5,859	(43)	5,816
EMEA	298	1,582	30	1,612
Corporate	(3,588)	(3,074)	—	(3,074)
Total	$(2,469)	$3,663	$(20)	$3,643

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs, office and general costs, and marketing and promotion costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2024	Net Loss	Outstanding	Share (1)
Net loss	$(585)	2,974	$(0.20)
Non-recurring severance, professional fees, and other (after tax)	438	2,974	0.15
Compensation expense related to acquisitions (after tax) (2)	—	2,974	—
Adjusted net loss (3)	$(147)	2,974	$(0.05)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2023	Net Income	Outstanding	Share
Net income	$733	3,158	$0.23
Non-recurring severance and professional fees (after tax)	(617)	3,158	(0.19)
Compensation expense related to acquisitions (after tax) (2)	—	3,158	—
Adjusted net income (3)	$116	3,158	$0.04

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2024	Net Loss	Outstanding	Share
Net loss	$(4,770)	3,000	$(1.59)
Non-recurring severance, professional fees, and other (after tax)	2,178	3,000	0.73
Compensation expense related to acquisitions (after tax) (2)	—	3,000	—
Adjusted net loss (3)	$(2,592)	3,000	$(0.86)

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2023	Net Income	Outstanding	Share
Net income	$2,198	3,140	$0.70
Non-recurring severance and professional fees (after tax)	133	3,140	0.04
Compensation expense related to acquisitions (after tax) (2)	$356	3,140	0.11
Adjusted net income (3)	$2,687	3,140	$0.86

1.    Amounts may not sum due to rounding.

2.    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months.

3.    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.